EMPLOYMENT AGREEMENT

This agreement, dated as of December 31, 2008, is between Adino Energy Corporation ("Employer" or the "Company"), and Sonny Wooley ("Employee" or "Consultant"). The Company and Consultant agree to the following terms and conditions of employment.

1. Period of Employment

   Company shall employ Consultant to render services to Company in the position and with the duties and responsibilities described in Section 2 for the period (the "Period of Employment") commencing on January 1, 2009 and ending upon the date which the Period of Employment is terminated in accordance with Section 4.

2. Position and Responsibilities

   a. Position: Consultant accepts employment with the Company as Chairman and Director and shall perform all services appropriate to that position as well as such other duties and services as may be assigned by Company. Consultant shall devote their best efforts to the performance of their duties.

   b. Other Activity: Consultant (during the Period of Employment) shall not be prohibited from accepting other employment or engaging in other business, commercial or professional activity provided that Consultant shall not engage, directly or indirectly in any other business, commercial, or professional activity, (whether or not pursued for pecuniary advantage) that is or may be competitive with the Company, that might create an conflict of interest with the Company or that otherwise might interfere with the business of the Company or any affiliate. An "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. So that the Company may be aware of the extent of any other demands upon Consultant's time and attention, Consultant shall disclose in confidence to the Company the general nature and scope of any other business activity in which he is or becomes engaged during the Period of Employment.

   c. Representations and Warranties: Consultant represents and warrants that (i) he is fully qualified and competent to perform the responsibilities for which he is being hired pursuant to the terms of this Agreement, and (ii) his execution of this Agreement, his employment with Employers, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any former employer (or other person or entity), including any obligations with respect to proprietary or confidential information of any other person or entity. Consultant agrees that he will not use for the benefit of, or disclose to, Company any confidential information belonging to any former employer or other entity unless he has written permission from the employer or entity to do so (or unless Company has been granted such permission).

3. Compensation and Benefits

    a. Compensation: In consideration of the services to be rendered under this Agreement, Consultant shall receive a minimum payment in the amount of $15,000 (Fifteen thousand dollars) per month, payable monthly. This amount may be changed with written amendment to this Agreement.

    b. Benefits: Except as otherwise provided in this section, Consultant shall be entitled to full benefits as offered by the Company, in accordance with the Company Employee Manual.

    c. Insurance and Indemnity: The Company shall obtain for the benefit of Consultant, director's and officer's liability insurance coverage to protect Consultant from personal liability to the fullest extent allowed by law for acts undertaken as an officer or director of the Company or any Affiliate. Furthermore, to the fullest extent allowed by law, the Company shall indemnify Consultant for and hold Consultant harmless from any and all claims or causes of action arising out of Consultant's exercise of their duties as an employee, consultant, officer or director of the Company or any Affiliate.

4. Termination of Employment

    a. By Notice: At any time, the Company or Consultant may terminate Consultant's employment without cause (as defined below) by providing Consultant sixty (60) day's advance written notice. In the event the Company exercises its right to terminate under this subsection, Consultant shall have the option, in their complete discretion, to terminate Consultant's employment at any time prior to the end of such notice period, however, the Company shall nevertheless pay to Consultant all compensation due and owing throughout the last day actually worked, plus an amount equal to the base salary Consultant would have earned through the balance of the above notice period, plus $1,000. Payments described in this subsection are in addition to any payments Consultant would be entitled to receive under subsection (e).

    b. By Death: The Period of Employment shall terminate automatically upon the death of Consultant. The Company shall pay to Consultant's beneficiaries or estate, as appropriate, any compensation then due and owing, including any amount due for unused vacation or other benefits offered by Company. Thereafter, all obligations of the Company under this agreement shall cease. Nothing in this Section shall affect any entitlement of Consultant's heirs to the benefits of any life insurance plan or other applicable benefits.

    c. By Company for Cause: At any time, and without prior notice, the Company may terminate Consultant for Cause. The Company shall pay Consultant all compensation then due and owing; thereafter, all of Company's obligations under this Agreement shall cease. Termination shall be for "Cause" if Consultant: (i) acts in bad faith and to the detriment of the Company, (ii) refuses or fails to act in

compensation due and owing through the last day actually worked, plus a lump-sum payment equal to twenty four (24) months' base salary, which payment shall be in lieu of any damages under this Agreement for any alleged breach.

5. Notices

Any notice or communication under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Consultant at the corresponding addresses below. Consultant shall be obligated to notify Company in writing of any change in their address. Notice of change of address shall be effective only when done in accordance with this Section.

Company's Notice Address:
Adino Energy Corporation
2500 City West Blvd, Ste 300
Houston, TX 77042

Consultant's Notice Address:
Sonny Wooley
P.O. Box 346
Pollock, LA 71467

6. Action by Company

All actions required or permitted dot be taken under this Agreement by Company, including, without limitation, exercise of discretion, consents, waivers, and amendments to this Agreement, shall be made and authorized only by the Chief Executive Officer or by their representative specifically authorized in writing to fulfill these obligations under this Agreement.

7. Integration

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Consultant's employment by Company. This Agreement supersedes all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the employment of Consultant, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies or procedures of Company, now or in the future, apply to Consultant and are inconsistent with the terms of these agreements, the provisions of this Agreement shall control.

8. Amendments; Waivers

This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy or power provided therein or by law or in equity.

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compensation due and owing through the last day actually worked, plus a lump-sum payment equal to twelve (12) months' base salary, which payment shall be in lieu of any damages under this Agreement for any alleged breach.

5. Notices

Any notice or communication under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Consultant at the corresponding addresses below. Consultant shall be obligated to notify Company in writing of any change in their address. Notice of change of address shall be effective only when done in accordance with this Section.

Company's Notice Address:
Adino Energy Corporation
2500 City West Blvd, Ste 300
Houston, TX 77042

Consultant's Notice Address:
Sonny Wooley
P.O. Box 346
Pollock, LA 71467

6. Action by Company

All actions required or permitted dot be taken under this Agreement by Company, including, without limitation, exercise of discretion, consents, waivers, and amendments to this Agreement, shall be made and authorized only by the Chief Executive Officer or by their representative specifically authorized in writing to fulfill these obligations under this Agreement.

7. Integration

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Consultant's employment by Company. This Agreement supersedes all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the employment of Consultant, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies or procedures of Company, now or in the future, apply to Consultant and are inconsistent with the terms of these agreements, the provisions of this Agreement shall control.

8. Amendments; Waivers

This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy or power provided therein or by law or in equity.

9. Assignment, Successors and Assigns
Consultant agrees that they will not assign, sell, transfer, delegate, or otherwise dispose of whether voluntarily or involuntarily or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with or its merger into, any other entity, or the sale by Company of all or substantially all of its assets, or the otherwise lawful assignment by Company of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

10. Severability
If any provision of this Agreement, or its application to any person, place or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

11. Attorneys Fees
In any legal action, arbitration or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

12. Interpretation
This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit or against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

13. Acknowledgement
The parties acknowledge that they have had the opportunity to consult legal counsel in regard to this Agreement, that they have read and understand this Agreement, that they are fully aware of its legal effect, and that they have entered into it feely and voluntarily and based on their own judgment and not on any representations or promises other than those contained in this Agreement.

The parties have duly executed this Agreement as of the date first written above.

Sonny Wooley

By: Timothy G. Byrd, Sr.
CEO
Adino Energy Corporation